                                                                    EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002, relating to the financial statements of Founders Food & Firkins Ltd. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 30, 2001, filed with the Securities and Exchange Commission.


/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
------------------------------------------------------
Schechter Dokken Kanter Andrews & Selcer Ltd.


Minneapolis, Minnesota
April 30, 2002